Prologis Supplemental Information SECOND QUARTER 2025 Unaudited Prologis Ports Elizabeth Triport, Elizabeth, New Jersey

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary and Financial Highlights 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$41.5B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At June 30, 2025, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (121 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,895 Buildings 1.3B Square Feet Europe 253M SF 8% of NOI*(A) Asia 115M SF 2% of NOI*(A) U.S. 801M SF 85% of NOI*(A) Other Americas 130M SF 5% of NOI*(A)

Company Profile Highlights OPERATIONS $6.4B in annual NOI*(A) DEVELOPMENT $731M in value creation from stabilizations(C) GROSS AUM $205B PROLOGIS SHARE AUM $139B MARKET EQUITY $100B STRATEGIC CAPITAL $452M of fees and promotes(B) (D) (D) (D) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q2 2025 Prologis Share of NOI of the Operating Portfolio annualized. Q2 2025 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional.

Q2 2025 Supplemental PROLOGIS®

Highlights

Company Performance

dollars in millions, except per share/unit data	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Rental and other revenues	$ 2,037	$ 1,853	$ 4,036	$ 3,682
Strategic capital revenues	147	155	288	283
Total revenues	2,184	2,008	4,324	3,965
Net earnings attributable to common stockholders	570	860	1,161	1,444
Core FFO attributable to common stockholders/unitholders*	1,396	1,281	2,752	2,504
AFFO attributable to common stockholders/unitholders*	1,036	1,072	2,120	2,104
Adjusted EBITDA attributable to common stockholders/unitholders*	1,789	1,719	3,561	3,317
Estimated value creation from development stabilizations - Prologis Share	64	296	304	346
Common stock dividends and common limited partnership unit distributions	966	917	1,931	1,833
Per common share - diluted:				
Net earnings attributable to common stockholders	$ 0.61	$ 0.92	$ 1.25	$ 1.55
Core FFO attributable to common stockholders/unitholders*	1.46	1.34	2.88	2.63
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	1.47	1.36	2.91	2.66
Business line reporting:				
Real estate*	1.40	1.29	2.76	2.54
Strategic capital*	0.06	0.05	0.12	0.09
*Core FFO attributable to common stockholders/unitholders**	*1.46*	*1.34*	*2.88*	*2.63*
Realized development gains, net of taxes*	0.01	0.09	0.04	0.13
Dividends and distributions per common share/unit	1.01	0.96	2.02	1.92

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS


$1,500
$1,200
$900
$600
$300
$0
$860
$1,004
$1,277
$592
$570
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,281
$1,367
$1,435
$1,356
$1,396
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Amount attributable to strategic capital business line

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,072
$1,014
$1,303
$1,084
$1,036
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Amount attributable to realized development gains, net of taxes

5

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent Prologis Leading Indicators and Proprietary Metrics* Highlights 136 Average 79 53.4 Average 57.8 52 Average 54 85.0% Average 85.4% Average 40% 40% Net rentable area of proposals Proposals as a % of available net rentable area * Please see our Notes and Definitions for further explanation.

Guidance(A) Highlights dollars in millions, except per share amounts 2025 Guidance Low High Net earnings attributable to common stockholders(B) $ 3.00 $ 3.15 Core FFO attributable to common stockholders/unitholders*(B) $ 5.75 $ 5.80 Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*(C) $ 5.80 $ 5.85 Operations Average occupancy - Prologis Share 94.75% 95.25 % Same store NOI - cash - Prologis Share* 4.25% 4.75 % Same store NOI - net effective - Prologis Share* 3.75% 4.25 % Other Assumptions Strategic capital revenue, excluding promote revenue $ 570 $ 590 Net Promote Income (Expense) $ (50) $ (50) General & administrative expenses $ 450 $ 470 Realized development gains $ 150 $ 250 Capital Deployment PROLOGIS SHARE OWNED AND MANAGED Low High Development stabilizations $ 1,900 $ 2,300 $ 2,000 $ 2,500 Development starts $ 2,250 $ 2,750 $ 2,500 $ 3,000 Acquisitions $ 1,000 $ 1,250 $ 1,500 $ 1,750 Dispositions $ 500 $ 750 $ 500 $ 750 Contributions $ 500 $ 1,000 $ 750 $ 1,250 Exchange Rates We have hedged the rates for the majority of our estimated 2025 Euro, Sterling and Yen Core FFO, effectively insulating 2025 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.17 ($/€), 1.37 ($/£) and 144.34 (¥/$), respectively. * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2025 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”) for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation. We are further adjusting Core FFO to exclude $0.05 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Consolidated Balance Sheets Financial Information in thousands June 30, 2025 March 31, 2025 December 31, 2024 Assets: Investments in real estate properties: Operating properties $ 80,115,830 $ 79,492,052 $ 78,279,353 Development portfolio 2,891,025 2,596,069 2,829,613 Land 4,826,727 4,660,431 4,453,522 Other real estate investments 6,498,929 5,992,839 5,683,688 94,332,511 92,741,391 91,246,176 Less accumulated depreciation 13,827,462 13,290,678 12,758,159 Net investments in real estate properties 80,505,049 79,450,713 78,488,017 Investments in and advances to unconsolidated entities 10,618,184 10,287,314 10,079,448 Assets held for sale or contribution 253,331 545,542 248,511 Net investments in real estate 91,376,564 90,283,569 88,815,976 Cash and cash equivalents 1,066,081 671,117 1,318,591 Other assets 5,274,405 5,038,705 5,194,342 Total assets $ 97,717,050 $ 95,993,391 $ 95,328,909 Liabilities and Equity: Liabilities: Debt $ 34,666,551 $ 32,262,055 $ 30,879,263 Accounts payable, accrued expenses and other liabilities 5,743,685 5,655,898 5,832,876 Total liabilities 40,410,236 37,917,953 36,712,139 Equity: Stockholders' equity 52,728,574 53,467,210 53,951,138 Noncontrolling interests 3,311,886 3,320,473 3,323,047 Noncontrolling interests - limited partnership unitholders 1,266,354 1,287,755 1,342,585 Total equity 57,306,814 58,075,438 58,616,770 Total liabilities and equity $ 97,717,050 $ 95,993,391 $ 95,328,909

Consolidated Statements of Income Financial Information Three Months Ended Six Months Ended June 30, June 30, in thousands, except per share amounts 2025 2024 2025 2024 Revenues: Rental $ 2,025,332 $ 1,852,376 $ 4,012,597 $ 3,680,034 Strategic capital 147,162 154,742 288,301 283,154 Development management and other 11,375 836 22,636 1,387 Total revenues 2,183,869 2,007,954 4,323,534 3,964,575 Expenses: Rental 487,963 445,235 976,280 899,492 Strategic capital 64,917 70,536 125,694 149,347 General and administrative 106,871 106,596 221,572 217,887 Depreciation and amortization 657,221 637,305 1,309,279 1,274,810 Other 11,706 11,444 21,355 23,688 Total expenses 1,328,678 1,271,116 2,654,180 2,565,224 Operating income before gains on real estate transactions, net $ 855,191 $ 736,838 $ 1,669,354 $ 1,399,351 Gains on dispositions of development properties and land, net 10,477 87,174 37,928 127,482 Gains on other dispositions of investments in real estate, net 47,044 199,326 83,843 216,860 Operating income $ 912,712 $ 1,023,338 $ 1,791,125 $ 1,743,693 Other income (expense): Earnings from unconsolidated entities, net 107,692 102,337 175,591 174,809 Interest expense (251,866) (208,267) (483,617) (401,587) Foreign currency, derivative and other gains (losses) and other income (expense), net (122,829) 37,152 (154,487) 100,716 Gains (losses) on early extinguishment of debt, net – – – 536 Total other income (expense) (267,003) (68,778) (462,513) (125,526) Earnings before income taxes 645,709 954,560 1,328,612 1,618,167 Current income tax benefit (expense) (27,723) (32,888) (64,424) (65,354) Deferred income tax benefit (expense) 4,318 (10,171) (2,364) (10,505) Consolidated net earnings 622,304 911,501 1,261,824 1,542,308 Net earnings attributable to noncontrolling interests (37,139) (28,802) (68,715) (59,110) Net earnings attributable to noncontrolling interests - limited partnership units (13,936) (21,351) (28,927) (36,135) Net earnings attributable to controlling interests 571,229 861,348 1,164,182 1,447,063 Preferred stock dividends (1,505) (1,503) (2,957) (2,955) Net earnings attributable to common stockholders $ 569,724 $ 859,845 $ 1,161,225 $ 1,444,108 Weighted average common shares outstanding - Diluted 955,882 953,200 955,601 953,439 Net earnings per share attributable to common stockholders - Diluted $ 0.61 $ 0.92 $ 1.25 $ 1.55

Q2 2025 Supplemental PROLOGIS®

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net earnings attributable to common stockholders	$ 569,724	$ 859,845	$ 1,161,225	$ 1,444,108
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	638,199	617,822	1,270,885	1,239,984
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)	(46,964)	(198,857)	(82,771)	(216,391)
Adjustments related to noncontrolling interests	(17,339)	(9,808)	(35,746)	(25,904)
Our proportionate share of adjustments related to unconsolidated entities	133,734	101,905	284,358	221,436
NAREIT defined FFO attributable to common stockholders/unitholders*	**$ 1,277,354**	**$ 1,370,907**	**$ 2,597,951**	**$ 2,663,233**
Add (deduct) our modified adjustments:				
Unrealized foreign currency, derivative and other losses (gains), net	137,817	(3,035)	192,715	(38,108)
Deferred income tax expense (benefit)	(4,318)	10,171	2,364	10,505
Our proportionate share of adjustments related to unconsolidated entities	(3,136)	(4,520)	(1,765)	(4,211)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$ 1,407,717**	**$ 1,373,523**	**$ 2,791,265**	**$ 2,631,419**
Add (deduct) Core FFO defined adjustments:				
Gains on dispositions of development properties and land, net	(10,477)	(87,174)	(37,928)	(127,482)
Current income tax expense (benefit) on dispositions	659	(493)	803	4,836
Losses (gains) on early extinguishment of debt, net	–	–	–	(536)
Adjustments related to noncontrolling interests	2,748	78	2,821	78
Our proportionate share of adjustments related to unconsolidated entities	(4,665)	(4,647)	(4,948)	(4,649)
Core FFO attributable to common stockholders/unitholders*	**$ 1,395,982**	**$ 1,281,287**	**$ 2,752,013**	**$ 2,503,666**
Add (deduct) AFFO defined adjustments:				
Gains on dispositions of development properties and land, net	10,477	87,174	37,928	127,482
Current income tax benefit (expense) on dispositions	(659)	493	(803)	(4,836)
Straight-lined rents and amortization of lease intangibles	(187,801)	(144,349)	(368,162)	(303,309)
Property improvements	(68,772)	(96,112)	(103,139)	(126,312)
Turnover costs	(152,242)	(111,400)	(275,365)	(215,706)
Amortization of debt discount, financing costs and management contracts, net	22,209	20,362	43,321	38,700
Stock compensation amortization expense	43,984	54,545	97,145	121,782
Adjustments related to noncontrolling interests	18,594	11,652	32,576	20,683
Our proportionate share of adjustments related to unconsolidated entities	(45,863)	(31,547)	(95,682)	(57,688)
AFFO attributable to common stockholders/unitholders*	**$ 1,035,909**	**$ 1,072,105**	**$ 2,119,832**	**$ 2,104,462**

11

*This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Reconciliations of Net Earnings to Adjusted EBITDA* Financial Information Three Months Ended Six Months Ended June 30, June 30, in thousands 2025 2024 2025 2024 Net earnings attributable to common stockholders $ 569,724 $ 859,845 $ 1,161,225 $ 1,444,108 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (47,044) (199,326) (83,843) (216,860) Depreciation and amortization expense 657,221 637,305 1,309,279 1,274,810 Interest charges 235,858 193,413 451,508 377,425 Current and deferred income tax expense, net 23,405 43,059 66,788 75,859 Net earnings attributable to noncontrolling interests - limited partnership units 13,936 21,351 28,927 36,135 Pro forma adjustments 2,481 5,817 10,310 7,541 Preferred stock dividends 1,505 1,503 2,957 2,955 Unrealized foreign currency, derivative and other losses (gains), net 137,817 (3,035) 192,715 (38,108) Stock compensation amortization expense 43,984 54,545 97,145 121,782 Losses (gains) on early extinguishment of debt, net – – – (536) Adjustments related to noncontrolling interests (31,819) (31,496) (65,669) (62,847) Our proportionate share of adjustments related to unconsolidated entities 182,264 135,926 389,426 294,802 Adjusted EBITDA attributable to common stockholders/unitholders* $ 1,789,332 $ 1,718,907 $ 3,560,768 $ 3,317,066 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

96.3% 96.1% 95.8% 94.8% 94.8% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE Operations Overview 74.8% 70.4% 68.7% 64.5% 59.9% Trailing four quarters - net effective * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q2 2025 Supplemental PROLOGIS®

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
96.6%
96.3%
95.9%
95.2%
95.1%
98.0%
97.0%
97.7%
97.7%
97.1%
96.5%
96.0%
96.0%
95.6%
95.3%
93.2%
92.3%
94.1%
92.5%
93.2%
Q2 24 Q3 24 Q4 24 Q1 25 Q2 25
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity(A)	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	27,839	34,661	31,676	42,136	36,528
New leases	11,775	14,331	11,284	21,115	13,906
Total Operating Portfolio	39,614	48,992	42,960	63,251	50,434
Properties under development	7,027	1,772	3,531	1,868	747
Total Square Feet of Leases Commenced	**46,641**	**50,764**	**46,491**	**65,119**	**51,181**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	47,232	57,939	52,315	70,648	59,237
Weighted average term of leases started (in months)	64	60	64	63	56
Operating Portfolio:					
Trailing four quarters - square feet of leases commenced	163,701	170,420	176,594	194,817	205,637
Trailing four quarters - average % of portfolio	14.4%	14.9%	15.2%	16.6%	17.4%
Rent change (net effective)	62.7%	57.6%	52.2%	43.4%	44.2%
Rent change (net effective) - Prologis Share	73.9%	67.8%	66.3%	53.7%	53.4%
Rent change (cash)	41.0%	36.2%	29.1%	23.8%	26.7%
Rent change (cash) - Prologis Share	51.4%	44.1%	40.1%	32.1%	34.8%

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

14

Q2 2025 Supplemental

Operations

Operating Metrics – Owned and Managed

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Property improvements[(A)]	$ 153,773	$ 197,260	$ 244,170	$ 63,040	$ 127,020
Tenant improvements	84,835	78,106	92,980	91,378	122,474
Leasing commissions	73,050	102,343	100,879	92,391	94,151
Total turnover costs	157,885	180,449	193,859	183,769	216,625
Total Capital Expenditures - Owned and Managed	**$311,658**	**$377,709**	**$438,029**	**$246,809**	**$343,645**
Trailing four quarters - % of NOI*[(A)]	14.6%	15.3%	15.3%	15.4%	15.4%
Weighted average ownership percentage	71.9%	72.8%	69.4%	69.1%	69.3%
Total Capital Expenditures - Prologis Share	**$223,947**	**$275,089**	**$304,195**	**$170,468**	**$238,311**

SAME STORE INFORMATION

Thousands, except for percentages

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Square feet	1,076,277	1,073,873	1,070,194	1,129,114	1,128,630
Average occupancy	96.6%	96.5%	96.3%	95.5%	95.4%
Average occupancy - annual percentage change	(1.1%)	(0.8%)	(1.0%)	(1.5%)	(1.2%)
Period ending occupancy	96.8%	96.6%	96.4%	95.5%	95.4%
Percentage change - Prologis Share*:					
NOI - cash	7.2%	7.2%	6.7%	6.2%	4.9%
NOI - net effective	5.5%	6.2%	6.6%	5.9%	4.8%

PROPERTY IMPROVEMENTS



Per square foot ($)
Trailing four quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.13
$0.14
$0.14
$0.14
$0.13
$0.13
$0.17
$0.20
$0.05
$0.11
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

TURNOVER COSTS ON LEASES COMMENCED



Per square foot ($)
As a % of lease value
$4.00
$3.20
$2.40
$1.60
$0.80
$0.00
10%
8%
6%
4%
2%
0%
7.6%
7.2%
7.9%
7.4%
7.5%
$3.38
$3.59
$3.76
$3.25
$3.47
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
2.2%
2.6%
2.8%
2.9%
2.9%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)



30%
25%
20%
15%
10%
5%
28%
28%
23%
21%
<100KSF
100-250KSF
250-500KSF
>500KSF
92.7%
94.8%
96.1%
97.7%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. This data includes recurring capital expenditures and NOI of our Operating Portfolio. Excluded from recurring capital expenditures is spend for our properties that is structural in nature and therefore non-recurring.

15

Q2 2025 Supplemental PROLOGIS®

Operations

Operating Portfolio – Square Feet, Occupied and Leased

square feet in thousands and ordered by Prologis Share of NOI (%)	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Southern California	556	126,991	106,451	13.8	95.3	95.7	95.5	95.9
New Jersey/New York City	207	54,183	42,586	5.5	94.3	94.0	94.3	94.0
Chicago	329	70,310	55,364	7.2	97.3	97.2	97.9	97.9
Dallas/Ft. Worth	278	61,030	51,875	6.7	95.2	95.2	95.5	95.5
San Francisco Bay Area	286	28,510	23,648	3.1	94.1	94.1	94.6	94.8
South Florida	225	29,576	23,467	3.0	93.8	93.2	94.2	93.6
Atlanta	237	52,474	46,417	6.0	96.3	96.5	96.5	96.7
Lehigh Valley	82	37,120	32,869	4.3	90.7	90.6	90.7	90.6
Houston	233	37,868	31,960	4.1	96.2	95.8	96.2	95.8
Seattle	164	25,017	17,855	2.3	96.1	97.2	96.2	97.3
Baltimore/Washington	135	18,377	14,617	1.9	92.6	93.4	92.7	93.5
Central Valley	45	22,945	21,772	2.8	95.8	95.6	95.8	95.6
Nashville	66	17,335	14,287	1.8	98.9	98.7	98.9	98.7
Phoenix	83	16,838	14,403	1.9	91.5	90.7	93.0	92.4
Orlando	109	14,115	12,656	1.6	96.8	96.7	97.7	97.6
Las Vegas	80	14,451	9,281	1.2	91.2	94.1	91.6	94.3
Cincinnati	69	19,023	16,659	2.2	96.1	96.1	96.1	96.1
Indianapolis	57	20,580	16,353	2.1	96.7	95.9	96.7	95.9
Central PA	38	19,097	14,316	1.9	91.0	92.6	91.0	92.6
Remaining U.S. markets (11 markets)	382	72,432	62,226	8.1	96.0	96.2	96.7	96.7
Total U.S.	**3,661**	**758,272**	**629,062**	**81.5**	**95.1**	**95.3**	**95.4**	**95.5**
Mexico	350	66,363	22,944	3.0	97.5	97.0	97.5	97.0
Canada	38	12,837	12,837	1.6	96.0	96.0	96.2	96.2
Brazil	46	19,499	3,980	0.5	96.6	96.7	96.6	96.7
Total Other Americas	**434**	**98,699**	**39,761**	**5.1**	**97.1**	**96.7**	**97.1**	**96.7**
United Kingdom	177	33,426	12,917	1.7	92.6	89.2	92.6	89.2
Germany	144	36,299	10,809	1.4	98.5	97.9	98.5	97.9
France	147	35,582	12,300	1.6	94.8	95.3	94.8	95.3
Netherlands	115	30,367	9,750	1.2	96.5	97.1	97.4	97.9
Remaining European countries (8 countries)	502	105,676	37,677	4.9	94.8	92.6	95.5	93.8
Total Europe	**1,085**	**241,350**	**83,453**	**10.8**	**95.3**	**93.7**	**95.7**	**94.3**
Japan	73	50,508	10,331	1.3	96.4	87.1	97.4	91.3
China	180	53,287	8,131	1.1	90.2	90.2	91.1	91.2
Singapore	5	951	951	0.1	90.6	90.6	98.3	98.3
India	2	478	407	0.1	88.3	88.3	88.3	88.3
Total Asia	**260**	**105,224**	**19,820**	**2.6**	**93.2**	**88.6**	**94.2**	**91.5**
Total Outside the U.S.	**1,779**	**445,273**	**143,034**	**18.5**	**95.2**	**93.8**	**95.7**	**94.6**
Total Operating Portfolio	**5,440**	**1,203,545**	**772,096**	**100.0**	**95.1**	**95.0**	**95.5**	**95.4**

16

Q2 2025 Supplemental PROLOGIS

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Second Quarter NOI* Owned and Managed	Prologis Share	% of Total	Gross Book Value Owned and Managed	Prologis Share	% of Total
Southern California	$ 380,467	$ 323,075	20.1	$ 20,884,730	$ 18,180,544	19.4
New Jersey/New York City	173,421	139,307	8.7	9,780,098	7,971,750	8.5
Chicago	110,617	87,102	5.4	6,788,509	5,369,069	5.7
Dallas/Ft. Worth	102,163	85,742	5.3	5,596,872	4,742,474	5.1
San Francisco Bay Area	101,934	85,561	5.3	4,657,970	3,894,396	4.2
South Florida	89,169	70,104	4.3	5,240,759	4,278,234	4.6
Atlanta	79,389	69,360	4.3	4,464,148	3,970,073	4.2
Lehigh Valley	66,139	58,941	3.7	4,678,389	4,230,057	4.5
Houston	57,759	48,594	3.0	3,881,398	3,350,384	3.6
Seattle	66,620	48,458	3.0	3,811,884	2,945,490	3.2
Baltimore/Washington	49,892	40,426	2.5	2,728,755	2,216,481	2.4
Central Valley	42,538	39,565	2.5	1,992,199	1,887,711	2.0
Nashville	34,261	29,530	1.8	1,553,986	1,353,347	1.5
Phoenix	32,124	26,903	1.7	1,913,450	1,607,908	1.7
Orlando	27,834	24,948	1.5	1,504,032	1,362,547	1.5
Las Vegas	36,703	24,078	1.5	1,686,459	1,056,193	1.1
Cincinnati	24,794	21,957	1.4	1,325,881	1,190,614	1.3
Indianapolis	26,585	21,849	1.4	1,391,830	1,158,678	1.2
Central PA	27,409	20,899	1.3	1,743,668	1,352,160	1.4
Remaining U.S. markets (11 markets)	122,080	104,446	6.5	6,242,962	5,346,182	5.7
Total U.S.	**1,651,898**	**1,370,845**	**85.2**	**91,867,979**	**77,464,292**	**82.8**
Mexico	116,701	40,180	2.5	5,317,842	1,828,811	2.0
Canada	32,750	32,750	2.0	1,363,138	1,363,138	1.4
Brazil	26,619	5,769	0.4	985,292	225,409	0.2
Total Other Americas	**176,070**	**78,699**	**4.9**	**7,666,272**	**3,417,358**	**3.6**
United Kingdom	85,926	30,745	1.9	8,921,982	3,615,423	3.9
Germany	62,330	18,609	1.2	4,535,468	1,322,046	1.4
France	55,333	18,522	1.1	3,849,806	1,226,730	1.3
Netherlands	49,679	16,187	1.0	3,631,874	1,107,526	1.2
Remaining European countries (8 countries)	147,807	51,318	3.2	9,633,831	3,361,246	3.6
Total Europe	**401,075**	**135,381**	**8.4**	**30,572,961**	**10,632,971**	**11.4**
Japan	94,192	17,035	1.0	7,612,551	1,437,289	1.5
China	29,025	4,456	0.3	2,960,565	454,284	0.5
Singapore	2,729	2,729	0.2	151,256	151,256	0.2
India	215	183	0.0	18,786	15,968	0.0
Total Asia	**126,161**	**24,403**	**1.5**	**10,743,158**	**2,058,797**	**2.2**
Total Outside the U.S.	**703,306**	**238,483**	**14.8**	**48,982,391**	**16,109,126**	**17.2**
Total Operating Portfolio	**$ 2,355,204**	**$ 1,609,328**	**100.0**	**$ 140,850,370**	**$ 93,573,418**	**100.0**

17

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q2 2025 Supplemental PROLOGIS

Operations

Operating Portfolio – Summary by Division

square feet and dollars in thousands	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated								
Total U.S.	2,894	624,686	588,626	76.3	95.2	95.3	95.4	95.6
Total Outside the U.S.	109	26,339	26,267	3.4	83.8	83.8	87.0	87.0
Total Operating Portfolio - Consolidated	**3,003**	**651,025**	**614,893**	**79.7**	**94.7**	**94.8**	**95.1**	**95.2**
Unconsolidated								
Total U.S.	767	133,586	40,436	5.2	94.9	94.9	95.3	95.3
Total Outside the U.S.	1,670	418,934	116,767	15.1	95.9	96.1	96.2	96.3
Total Operating Portfolio - Unconsolidated	**2,437**	**552,520**	**157,203**	**20.3**	**95.7**	**95.8**	**96.0**	**96.0**
Total								
Total U.S.	3,661	758,272	629,062	81.5	95.1	95.3	95.4	95.5
Total Outside the U.S.	1,779	445,273	143,034	18.5	95.2	93.8	95.7	94.6
Total Operating Portfolio	**5,440**	**1,203,545**	**772,096**	**100.0**	**95.1**	**95.0**	**95.5**	**95.4**
Value added properties - consolidated	10	2,000	1,990		45.9	45.6	45.9	45.6
Value added properties - unconsolidated	11	2,277	801		57.4	57.6	57.4	57.6
Total Operating Properties	**5,461**	**1,207,822**	**774,887**		**95.0**	**94.8**	**95.3**	**95.2**

	Second Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Consolidated						
Total U.S.	$ 1,354,935	$ 1,280,954	79.6	$ 76,796,925	$ 72,902,284	77.9
Total Outside the U.S.	49,560	49,528	3.1	3,008,658	3,005,841	3.2
Total Operating Portfolio - Consolidated	**$ 1,404,495**	**$ 1,330,482**	**82.7**	**$ 79,805,583**	**$ 75,908,125**	**81.1**
Unconsolidated						
Total U.S.	$ 296,963	$ 89,891	5.6	$ 15,071,054	$ 4,562,008	4.9
Total Outside the U.S.	653,746	188,955	11.7	45,973,733	13,103,285	14.0
Total Operating Portfolio - Unconsolidated	**$ 950,709**	**$ 278,846**	**17.3**	**$ 61,044,787**	**$ 17,665,293**	**18.9**
Value added properties - consolidated	$ 2,687	$ 2,671		$ 397,629	$ 393,378	
Value added properties - unconsolidated	$ 772	$ 398		$ 351,188	$ 118,194	

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

18

Q2 2025 Supplemental PROLOGIS®

Operations
Customer Information

Top Customers
square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.0	46,010
2	Home Depot	1.9	19,057
3	FedEx	1.3	10,722
4	DHL	1.2	13,743
5	Geodis	1.1	15,260
6	UPS	0.9	10,558
7	GXO	0.8	9,725
8	CEVA Logistics	0.8	11,370
9	DSV	0.7	8,201
10	Maersk	0.7	6,690
Top 10 Customers		**14.4**	**151,336**
11	Kuehne + Nagel	0.7	8,173
12	Walmart	0.6	7,832
13	Pepsi	0.5	4,509
14	GigaCloud	0.4	3,494
15	NFI Industries	0.4	3,543
16	Ryder	0.4	3,500
17	Lululemon	0.4	2,481
18	Burlington Stores	0.4	3,130
19	DB Schenker	0.4	5,501
20	Mercado Libre	0.4	5,183
21	Wayfair	0.4	5,783
22	Nippon Express	0.4	4,134
23	ZOZO	0.3	4,886
24	Samsung	0.3	5,097
25	Berkshire Hathaway	0.3	3,049
Top 25 Customers		**20.7**	**221,631**

Remaining Lease Expirations - Operating Portfolio
square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[(A)]	63,621	355,918	3.8	5.59
2026[(A)]	186,790	1,245,374	13.5	6.67
2027	193,191	1,422,912	15.4	7.37
2028	170,860	1,390,241	15.0	8.14
2029	134,911	1,188,221	12.8	8.81
Thereafter	395,716	3,651,837	39.5	9.23
Total	**1,145,089**	**9,254,503**	**100.0**	**8.08**

Weighted average term of leases remaining (based on net effective rent) 4.1 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[(A)]	32,287	197,795	3.1	6.13
2026[(A)]	110,919	801,322	12.6	7.22
2027	122,443	957,215	15.1	7.82
2028	106,574	924,504	14.6	8.67
2029	91,709	842,472	13.3	9.19
Thereafter	269,469	2,620,433	41.3	9.72
Total	**733,401**	**6,343,741**	**100.0**	**8.65**

Weighted average term of leases remaining (based on net effective rent) 4.4 years

A. We have signed leases, which were due to expire in 2025 and 2026, totaling 47 million square feet and 22 million square feet, in our Owned and Managed portfolio (3.2% and 1.7% of total net effective rent) and 29 million square feet and 13 million square feet on a Prologis Share basis (3.1% and 1.5% of total net effective rent). These are excluded from 2025 and 2026 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity — $23,200 $3,100 $800 — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO dollars in millions Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,326 $1,583 $917 $773 $304 Est Wtd Avg Stabilized Yield 6.1% 6.3% 6.3% 6.1% 6.9% Est Build Out(B): Sq. Ft. in millions 216 TEI $37,900 YTD Q2 This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q2 2025 Supplemental

Capital Deployment
Development Stabilizations

	Q2 2025			FY 2025		
		TEI			TEI	
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central[(A)]	–	$ –	$ –	545	$ 358,800	$ 328,977
East	–	–	–	1,031	216,274	216,274
West[(A)]	230	73,755	73,755	1,980	327,967	327,967
Total U.S.	**230**	**73,755**	**73,755**	**3,556**	**903,041**	**873,218**
Canada	–	–	–	–	–	–
Mexico	–	–	–	164	17,862	17,862
Brazil	–	–	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**164**	**17,862**	**17,862**
Northern Europe	559	54,972	54,972	807	94,144	87,363
Southern Europe	72	10,222	10,222	474	55,187	55,187
Central Europe	252	21,112	21,112	252	21,112	21,112
United Kingdom	73	29,712	29,712	73	29,712	29,712
Total Europe	**956**	**116,018**	**116,018**	**1,606**	**200,155**	**193,374**
Japan	–	–	–	80	26,870	26,870
China[(A)]	308	13,806	2,071	824	36,220	5,433
India	–	–	–	–	–	–
Total Asia	**308**	**13,806**	**2,071**	**904**	**63,090**	**32,303**
Total Outside the U.S.	**1,264**	**129,824**	**118,089**	**2,674**	**281,107**	**243,539**
Total Development Stabilizations	**1,494**	**$ 203,579**	**$ 191,844**	**6,230**	**$ 1,184,148**	**$ 1,116,757**
Percent build-to-suit			5.3 %			54.3 %
Estimated weighted average stabilized yield			6.9 %			6.9 %
Annualized estimated NOI			$ 13,190			$ 76,634
Estimated weighted average stabilized cap rate			5.0 %			5.2 %
Estimated weighted average margin			33.2 %			27.2 %
Estimated value creation			**$ 63,762**			**$ 304,176**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.

21

Q2 2025 Supplemental PROLOGIS

Capital Deployment
Development Starts

square feet and dollars in thousands	Q2 2025 Square Feet	Q2 2025 Leased % at Start	Q2 2025 TEI Owned and Managed	Q2 2025 TEI Prologis Share	FY 2025 Square Feet	FY 2025 Leased % at Start	FY 2025 TEI Owned and Managed	FY 2025 TEI Prologis Share
Central(A)	113	100.0	$ 305,619	$ 276,025	520	21.6	$ 350,934	$ 321,340
East(B)	933	100.0	142,623	142,623	2,062	86.3	491,298	491,298
West	318	100.0	51,450	51,450	1,618	100.0	205,719	205,719
Total U.S.	**1,364**	**100.0**	**499,692**	**470,098**	**4,200**	**83.6**	**1,047,951**	**1,018,357**
Canada	–	–	–	–	–	–	–	–
Mexico	–	–	–	–	–	–	–	–
Brazil	–	–	–	–	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Northern Europe	275	100.0	38,826	10,099	275	100.0	38,826	10,099
Southern Europe	–	–	–	–	527	51.7	97,688	97,688
Central Europe	682	100.0	49,886	49,886	682	100.0	49,886	49,886
United Kingdom	–	–	–	–	–	–	–	–
Total Europe	**957**	**100.0**	**88,712**	**59,985**	**1,484**	**82.8**	**186,400**	**157,673**
Japan	1,514	0.0	304,535	304,535	1,514	0.0	304,535	304,535
China	–	–	–	–	–	–	–	–
India	269	0.0	12,834	10,908	269	0.0	12,834	10,908
Total Asia	**1,783**	**–**	**317,369**	**315,443**	**1,783**	**0.0**	**317,369**	**315,443**
Total Outside the U.S.	**2,740**	**34.9**	**406,081**	**375,428**	**3,267**	**37.6**	**503,769**	**473,116**
Total Development Starts	**4,104**	**56.6**	**$ 905,773**	**$ 845,526**	**7,467**	**63.5**	**$ 1,551,720**	**$ 1,491,473**
Percent build-to-suit				62.7 %				69.3 %
Estimated weighted average stabilized yield				6.3 %				6.5 %
Annualized estimated NOI				$ 53,647				$ 96,383
Estimated weighted average stabilized cap rate				5.1 %				5.3 %
Estimated weighted average margin				21.4 %				19.8 %
Estimated value creation				**$ 180,616**				**$ 295,942**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable in the first quarter that is included in other real estate investments.

22

Capital Deployment

Q2 2025 Supplemental

Development Portfolio

					Under Development											
	Pre-Stabilized Developments				2025 Expected Completion			2026 and Thereafter Expected Completion						Total Development Portfoli		
			TEI			TEI			TEI		Owned and Managed			Prologis Shar		
square feet and dollars in thousands	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TE
Central [A]	566	0.0	$ 125,729	$ 125,729	432	$ 645,628	$ 581,066	1,557	$ 453,884	$ 425,475	2,555	38.2	$ 1,225,241	2,466	36.1	$ 1,132,27
East[A][B]	1,291	10.6	281,441	275,347	712	170,213	170,213	2,413	523,261	523,261	4,416	43.4	974,915	4,376	43.3	968,82
West[A]	1,543	0.0	359,396	359,269	670	84,595	84,324	2,142	274,028	274,028	4,355	48.4	718,019	4,352	48.4	717,62
Total U.S.	**3,400**	**4.0**	**766,566**	**760,345**	**1,814**	**900,436**	**835,603**	**6,112**	**1,251,173**	**1,222,764**	**11,326**	**44.1**	**2,918,175**	**11,194**	**43.7**	**2,818,71**
Canada	563	0.0	137,171	137,171	971	173,779	173,779	–	–	–	1,534	0.0	310,950	1,534	0.0	310,95
Mexico	2,136	20.4	231,931	231,931	–	–	–	1,160	106,644	106,644	3,296	13.2	338,575	3,296	13.2	338,57
Brazil	240	78.1	22,297	4,459	118	13,175	2,635	2,147	151,799	30,360	2,505	93.2	187,271	501	93.2	37,45
Total Other Americas	**2,939**	**21.2**	**391,399**	**373,561**	**1,089**	**186,954**	**176,414**	**3,307**	**258,443**	**137,004**	**7,335**	**37.8**	**836,796**	**5,331**	**16.9**	**686,97**
Northern Europe	1,158	17.9	207,391	167,102	733	86,409	86,409	275	38,826	10,099	2,166	56.1	332,626	1,813	50.1	263,61
Southern Europe	276	0.0	23,839	23,839	145	21,201	21,201	382	84,770	84,770	803	43.4	129,810	803	43.4	129,81
Central Europe	450	40.9	36,639	36,639	447	33,173	33,173	682	49,886	49,886	1,579	83.2	119,698	1,579	83.2	119,69
United Kingdom[A]	222	0.0	98,021	87,095	95	53,685	53,685	115	195,741	195,741	432	0.0	347,447	412	0.0	336,52
Total Europe	**2,106**	**18.6**	**365,890**	**314,675**	**1,420**	**194,468**	**194,468**	**1,454**	**369,223**	**340,496**	**4,980**	**57.8**	**929,581**	**4,607**	**55.8**	**849,63**
Japan	1,046	16.5	194,444	194,444	364	54,975	54,975	2,693	531,839	531,839	4,103	35.6	781,258	4,103	35.6	781,25
China[A]	–	–	–	–	–	–	–	2,382	153,722	23,058	2,382	0.0	153,722	357	0.0	23,05
India	–	–	–	–	561	28,135	17,936	269	12,834	10,909	830	0.0	40,969	586	0.0	28,84
Total Asia	**1,046**	**16.5**	**194,444**	**194,444**	**925**	**83,110**	**72,911**	**5,344**	**698,395**	**565,806**	**7,315**	**20.0**	**975,949**	**5,046**	**29.0**	**833,16**
Total Outside the U.S.	**6,091**	**19.5**	**951,733**	**882,680**	**3,434**	**464,532**	**443,793**	**10,105**	**1,326,061**	**1,043,306**	**19,630**	**36.2**	**2,742,326**	**14,984**	**32.9**	**2,369,77**
Total Development Portfolio	**9,491**	**14.0**	**$ 1,718,299**	**$1,643,025**	**5,248**	**$ 1,364,968**	**$1,279,396**	**16,217**	**$ 2,577,234**	**$2,266,070**	**30,956**	**39.1**	**$ 5,660,501**	**26,178**	**37.5**	**$5,188,49**
Cost to complete			$ 211,746	$ 208,893		$ 482,905	$ 439,546		$ 1,690,708	$ 1,459,390			$ 2,385,359			$ 2,107,82
Percent build-to-suit				1.5 %			55.6 %			50.1 %						36.1
Estimated weighted average stabilized yield				6.4 %			7.2 %			6.2 %						6.5
										Annualized estimated NOI						$ 339,60
										Estimated weighted average stabilized cap rate						5.2
										Estimated weighted average margin						21.5
										Estimated value creation						**$1,116,83**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion. The data centers in our Development Portfolio have a TEI of $0.9 billion and $0.8 billion and cost to complete of $0.5 billion and $0.5 billion on an Owned and Managed basis and Prologis Share basis, respectively.

B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

23

Third-Party Acquisitions Capital Deployment Q2 2025 FY 2025 Square Feet Acquisition Price Square Feet Acquisition Price square feet and dollars in thousands Owned and Managed Prologis Share Owned and Managed Prologis Share Owned and Managed Prologis Share Owned and Managed Prologis Share Prologis Wholly-Owned 546 546 $ 69,856 $ 69,856 2,415 2,415 $ 570,686 $ 570,686 Prologis Targeted U.S. Logistics Fund 252 77 101,094 30,600 252 77 101,094 30,600 Total U.S. 798 623 170,950 100,456 2,667 2,492 671,780 601,286 Prologis Wholly-Owned(A) 479 407 19,035 16,180 868 796 148,977 146,122 Prologis European Logistics Fund – – – – 3,376 888 454,912 119,732 Total Outside the U.S. 479 407 19,035 16,180 4,244 1,684 603,889 265,854 Total Third-Party Building Acquisitions 1,277 1,030 $ 189,985 $ 116,636 6,911 4,176 $ 1,275,669 $ 867,140 Weighted average stabilized cap rate 5.7% 4.4 % Acquisitions of other real estate investments(B) 218,404 218,404 278,675 278,567 Total Third-Party Acquisitions $ 408,389 $ 335,040 $ 1,554,344 $ 1,145,707 Amounts include the acquisition of properties by a consolidated entity in which we have less than 100% ownership interest. Amounts include the acquisition of non-industrial assets, including yards and renewable energy assets.

Q2 2025 Supplemental PROLOGIS®

Capital Deployment

Dispositions and Contributions

square feet and dollars in thousands	Q2 2025				FY 2025			
	Square Feet		Sales Price		Square Feet		Sales Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned	487	487	$ 65,650	$ 65,650	946	946	$ 128,636	$ 128,636
Total U.S.	**487**	**487**	**65,650**	**65,650**	**946**	**946**	**128,636**	**128,636**
FIBRA Prologis	–	–	–	–	128	40	7,663	2,385
Total Other Americas	**–**	**–**	**–**	**–**	**128**	**40**	**7,663**	**2,385**
Total Outside the U.S.	**–**	**–**	**–**	**–**	**128**	**40**	**7,663**	**2,385**
Total Third-Party Building Dispositions	**487**	**487**	**65,650**	**65,650**	**1,074**	**986**	**136,299**	**131,021**
Building Contributions to Co-Investment Ventures								
Prologis European Logistics Fund	–	–	–	–	402	402	48,307	35,593
Total Europe	**–**	**–**	**–**	**–**	**402**	**402**	**48,307**	**35,593**
Total Outside the U.S.	**–**	**–**	**–**	**–**	**402**	**402**	**48,307**	**35,593**
Total Building Contributions to Co-Investment Ventures	**–**	**–**	**–**	**–**	**402**	**402**	**48,307**	**35,593**
Total Building Dispositions and Contributions	**487**	**487**	**$ 65,650**	**$ 65,650**	**1,476**	**1,388**	**$ 184,606**	**$ 166,614**
Weighted average stabilized cap rate				**4.5 %**				**4.2 %**
Land dispositions			15,100	12,133			16,087	12,440
Dispositions of other real estate investments[(A)]			18,540	17,745			35,540	34,745
Grand Total Dispositions and Contributions			**$ 99,290**	**$ 95,528**			**$ 236,233**	**$ 213,799**

A. Amounts include the disposition of non-industrial assets, including yards, renewable energy assets and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Q2 2025 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value		
	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	652	606	10,802	$ 826,891	$ 787,509	16.2
New Jersey/New York City	360	360	3,291	407,092	407,092	8.4
Chicago	84	84	1,451	23,775	23,729	0.5
Dallas/Ft. Worth	392	392	5,846	140,431	140,376	2.9
San Francisco Bay Area	56	56	1,010	101,127	101,127	2.1
South Florida	79	79	1,109	97,179	97,159	2.0
Atlanta	319	319	3,032	44,309	44,309	0.9
Lehigh Valley	105	105	876	38,243	38,243	0.8
Houston	401	389	5,904	156,789	155,021	3.2
Seattle	61	61	1,130	55,909	55,909	1.1
Baltimore/Washington	88	88	988	61,520	61,520	1.3
Central Valley	699	699	11,312	191,259	191,257	3.9
Nashville	365	365	5,085	158,318	158,318	3.3
Phoenix	92	92	1,426	42,114	42,114	0.9
Orlando	154	131	2,071	47,174	40,249	0.8
Las Vegas	980	980	14,826	313,224	313,224	6.4
Indianapolis	4	4	38	284	284	0.0
Central PA	104	104	1,117	29,148	29,148	0.6
Remaining U.S. markets (7 markets)	589	580	8,509	261,957	255,605	5.2
Total U.S.	**5,584**	**5,494**	**79,823**	**2,996,743**	**2,942,193**	**60.5**
Mexico	856	723	15,625	247,759	234,976	4.8
Canada	272	272	4,807	469,915	469,915	9.7
Brazil	690	599	14,578	279,223	266,445	5.5
Total Other Americas	**1,818**	**1,594**	**35,010**	**996,897**	**971,336**	**20.0**
United Kingdom	311	311	5,641	258,058	258,058	5.3
Germany	128	94	2,800	149,057	112,569	2.3
France	171	124	3,340	150,296	141,634	2.9
Netherlands	55	55	1,437	59,325	59,325	1.2
Remaining European countries (7 countries)	741	680	14,037	178,671	163,468	3.4
Total Europe	**1,406**	**1,264**	**27,255**	**795,407**	**735,054**	**15.1**
Japan	114	114	6,689	152,777	152,777	3.1
China	47	7	1,275	10,618	1,593	0.0
India	231	196	5,464	74,179	63,052	1.3
Total Asia	**392**	**317**	**13,428**	**237,574**	**217,422**	**4.4**
Total Outside the U.S.	**3,616**	**3,175**	**75,693**	**2,029,878**	**1,923,812**	**39.5**
Total Land Portfolio	**9,200**	**8,669**	**155,516**	**$ 5,026,621**	**$ 4,866,005**	**100.0**

26

Q2 2025 Supplemental

PROLOGIS®

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres – Owned and Managed	Acres – Prologis Share	Acres – % of Total	Current Book Value – Owned and Managed	Current Book Value – Prologis Share	Current Book Value – % of Total
Central	1,469	1,448	16.7	$ 589,166	$ 580,983	11.9
East	1,349	1,326	15.3	759,923	752,978	15.5
West	2,766	2,720	31.4	1,647,654	1,608,232	33.1
Total U.S.	**5,584**	**5,494**	**63.4**	**2,996,743**	**2,942,193**	**60.5**
Mexico	856	723	8.4	247,759	234,976	4.8
Canada	272	272	3.1	469,915	469,915	9.7
Brazil	690	599	6.9	279,223	266,445	5.5
Total Other Americas	**1,818**	**1,594**	**18.4**	**996,897**	**971,336**	**20.0**
Central Europe	489	465	5.4	130,625	126,089	2.6
Northern Europe	226	174	2.0	220,208	178,506	3.7
Southern Europe	380	314	3.6	186,516	172,401	3.5
United Kingdom	311	311	3.6	258,058	258,058	5.3
Total Europe	**1,406**	**1,264**	**14.6**	**795,407**	**735,054**	**15.1**
Japan	114	114	1.3	152,777	152,777	3.1
China	47	7	0.1	10,618	1,593	0.0
India	231	196	2.2	74,179	63,052	1.3
Total Asia	**392**	**317**	**3.6**	**237,574**	**217,422**	**4.4**
Total Outside the U.S.	**3,616**	**3,175**	**36.6**	**2,029,878**	**1,923,812**	**39.5**
Total Land Portfolio	**9,200**	**8,669**	**100.0**	**$ 5,026,621**	**$ 4,866,005**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 25,100,000	$ 24,000,000	
Estimated build out of Covered Land Plays (in TEI)				8,400,000	6,800,000	
Estimated build out of other land (in TEI)(A)				8,000,000	7,100,000	
Total				**$ 41,500,000**	**$ 37,900,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At March 31, 2025	**$ 2,899,546**	**$ 931,956**	**$ 664,207**	**$ 190,064**	**$ 4,685,773**
Acquisitions	57,644	–	19,097	38,254	114,995
Reclassification of Covered Land Plays	–	–	–	–	–
Dispositions	(8,813)	–	–	–	(8,813)
Development starts	(35,527)	–	(2,067)	(37,282)	(74,876)
Infrastructure costs	43,436	3,720	4,049	10,079	61,284
Effect of changes in foreign exchange rates and other	(14,093)	35,660	49,768	16,307	87,642
At June 30, 2025	**$ 2,942,193**	**$ 971,336**	**$ 735,054**	**$ 217,422**	**$ 4,866,005**

A. Amounts include approximately 3,500 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

27

Q2 2025 Supplemental PROLOGIS®

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets we own solar ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	30	$ 66,649	63	$ 111,541	$ 185,483
New Jersey/New York City	55	105,565	44	132,967	165,942
Chicago	3	8,126	54	109,871	169,095
San Francisco Bay Area	8	17,012	27	26,606	80,480
Central Valley	16	31,920	21	35,798	54,313
Remaining U.S. markets (6 markets)	–	–	15	18,404	38,290
Total U.S.	**112**	**229,272**	**224**	**435,187**	**693,603**
Mexico	–	–	23	15,384	24,641
Total Other Americas	**–**	**–**	**23**	**15,384**	**24,641**
Germany	29	23,821	25	9,131	18,951
Italy	13	7,978	5	3,378	3,603
Remaining European countries (5 countries)	7	8,559	12	4,348	9,273
Total Europe	**49**	**40,358**	**42**	**16,857**	**31,827**
Japan	53	78,848	9	4,829	6,702
China	25	13,728	–	–	–
Singapore	5	4,118	–	–	–
Total Asia	**83**	**96,694**	**9**	**4,829**	**6,702**
Total Outside the U.S	**132**	**137,052**	**74**	**37,070**	**63,170**
Total Solar Portfolio	**244**	**366,324**	**298**	**472,257**	**756,773**
Energy Storage Portfolio	**40**	**55,207**	**32**	**33,297**	**44,771**
Total Solar and Energy Storage Portfolio	**284**	**$ 421,531**	**330**	**$ 505,554**	**$ 801,544**

Third party and other	466	Investment Tax Credits ("ITC")	(294,551)
Projects awaiting final commissioning[(A)]	46	**TEI, Net of ITCs**	**$ 506,993**
Total installed capacity	**796**	**Estimated weighted average stabilized yield**	**11.7 %**

A. These projects are also included as under development in the solar and energy storage portfolio.

28

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions Strategic Capital Overview 21.6 37.1 51.5 50.9 50.9 Trailing 3-year basis points of third-party AUM 94.9% 95.0% 93.0% 95.0% 94.9% % Open end/Public (A) *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. A. Net Promote Income (Expense) in 2025 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. Please refer to Highlights for Guidance for 2025 Net Promote Income (Expense).

Q2 2025 Supplemental PROLOGIS®

Strategic Capital

Summary and Financial Highlights

Co-Investment Ventures	Region	Type	Established	Accounting Method	Ownership	Structure	Next Promote Opportunity
Prologis U.S. Logistics Venture	U.S.	Core	2014	Consolidated	55.0%	Open end	Q4 2025*
Prologis Targeted U.S. Logistics Fund	U.S.	Core	2004	Unconsolidated	30.3%	Open end	Q2 2026
FIBRA Prologis[A]	Mexico	Core	2014	Unconsolidated	34.6%	Public, Mexican Exchange	Q2 2026
Prologis Brazil Logistics Venture	Brazil	Core/Development	2019	Unconsolidated	20.0%	Closed end	Q4 2025*
Prologis European Logistics Fund	Europe	Core	2007	Unconsolidated	26.0%	Open end	Q3 2025
Prologis European Logistics Partners	Europe	Core	2013	Unconsolidated	50.0%	Open end	Q4 2025*
Nippon Prologis REIT[A]	Japan	Core	2013	Unconsolidated	15.3%	Public, Tokyo Exchange	N/A
Prologis Japan Core Logistics Fund	Japan	Core	2023	Unconsolidated	16.3%	Closed end	Q2 2026
Prologis China Core Logistics Fund	China	Core	2019	Unconsolidated	15.5%	Open end	Q3 2025
Prologis China Logistics Venture	China	Development	2011	Unconsolidated	15.0%	Closed end	Q4 2025

	Venture (at 100%)[B]			
in thousands	Square Feet	GBV of Operating Bldgs	GBV of Real Estate	Debt
Unconsolidated Co-Investment Ventures				
Prologis Targeted U.S. Logistics Fund	133,981	$ 15,171,307	$ 15,701,436	$ 5,397,477
FIBRA Prologis[A]	65,903	5,295,409	6,613,564	2,217,765
Prologis Brazil Logistics Venture and other joint ventures	19,048	934,100	1,013,928	–
Prologis European Logistics Fund	172,000	21,681,242	21,848,885	6,889,718
Prologis European Logistics Partners	63,120	8,056,151	8,320,710	–
Nippon Prologis REIT[A]	44,339	6,721,844	6,799,520	2,497,230
Prologis Japan Core Logistics Fund	3,119	575,357	575,357	307,683
Prologis China Core Logistics Fund	30,037	2,217,233	2,261,039	973,099
Prologis China Logistics Venture	23,250	743,332	781,165	364,194
Total Unconsolidated Co-Investment Ventures	**554,797**	**61,395,975**	**63,915,604**	**18,647,166**
Consolidated Co-Investment Ventures				
Prologis U.S. Logistics Venture	77,568	8,322,675	8,391,256	–
Total Consolidated Co-Investment Ventures	**77,568**	**8,322,675**	**8,391,256**	**–**
Total	**632,365**	**$ 69,718,650**	**$ 72,306,860**	**$ 18,647,166**

* The next promote opportunity is related to the Stabilization of individual development project(s).

A. Throughout this document we use the most recent public information for these co-investment ventures.

B. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

30

Q2 2025 Supplemental PROLOGIS®

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)[(A)]

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information	**For the Three Months Ended June 30, 2025**				
Rental revenue	$ 405,354	$ 200,213	$ 507,182	$ 165,902	$ 1,278,651
Rental expense	(99,649)	(27,060)	(108,523)	(44,612)	(279,844)
General and administrative expense	(19,811)	(16,600)	(21,602)	(17,121)	(75,134)
Depreciation and amortization expense	(128,587)	(57,452)	(212,113)	(56,444)	(454,596)
Other operating revenue (expense)	(1,574)	(118)	(2,522)	1	(4,213)
Operating income (expense) before gains on real estate transactions, net	**155,733**	**98,983**	**162,422**	**47,726**	**464,864**
Gains (losses) on dispositions of investments in real estate, net	157	438	(141)	17,756	18,210
Operating income (expense)	**155,890**	**99,421**	**162,281**	**65,482**	**483,074**
Interest expense	(57,616)	(27,956)	(52,560)	(22,166)	(160,298)
Current and deferred income tax benefit (expense)	(112)	(559)	(8,023)	(5,333)	(14,027)
Foreign currency, derivative and other gains (losses) and other income (expense), net	6,061	15,169	2,258	(5,136)	18,352
Net earnings (loss)	**104,223**	**86,075**	**103,956**	**32,847**	**327,101**
Real estate related depreciation and amortization expense	124,215	56,557	207,658	54,014	442,444
(Gains) losses on dispositions of investments in real estate, net of taxes	472	(438)	661	(17,756)	(17,061)
Unrealized foreign currency, derivative and other losses (gains), net	–	193	1,411	8,410	10,014
Deferred income tax expense (benefit)	–	–	(17,280)	459	(16,821)
FFO, as modified by Prologis*	**228,910**	**142,387**	**296,406**	**77,974**	**745,677**
Core FFO defined adjustments	(629)	191	(531)	–	(969)
Core FFO*	**$ 228,281**	**$ 142,578**	**$ 295,875**	**$ 77,974**	**$ 744,708**
Balance Sheet Information	**At June 30, 2025**				
Operating properties, before depreciation	$ 15,171,307	$ 6,229,509	$ 29,737,393	$ 10,257,766	$ 61,395,975
Accumulated depreciation	(3,074,640)	(880,066)	(5,242,372)	(1,347,336)	(10,544,414)
Properties under development, land and other real estate	530,129	1,397,983	432,202	159,315	2,519,629
Other assets	1,307,416	514,894	1,546,956	743,147	4,112,413
Total assets	**$ 13,934,212**	**$ 7,262,320**	**$ 26,474,179**	**$ 9,812,892**	**$ 57,483,603**
Third-party debt	$ 5,397,477	$ 2,217,765	$ 6,889,718	$ 4,142,206	$ 18,647,166
Other liabilities	1,039,275	330,129	2,239,826	424,776	4,034,006
Total liabilities	**$ 6,436,752**	**$ 2,547,894**	**$ 9,129,544**	**$ 4,566,982**	**$ 22,681,172**
Weighted average ownership	**30.3 %**	**31.1 %**	**32.7 %**	**15.4 %**	**29.0 %**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended June 30, 2025 Rental revenue $ 102,289 $ 373,821 Rental expense (25,471) (79,590) General and administrative expense (11,656) (23,298) Depreciation and amortization expense (32,069) (132,064) Other operating income (expense) 997 (1,631) Operating income before gains 34,090 137,238 Gains (losses) on dispositions of investments in real estate, net 2,748 2,847 Operating income 36,838 140,085 Interest expense (432) (43,761) Current and deferred income tax benefit (expense) (48) (3,783) Foreign currency, derivative and other gains (losses) and other income (expense), net 735 7,320 Earnings from unconsolidated co-investment ventures, net 46 – Net earnings 37,139 99,861 Real estate related depreciation and amortization expense 31,275 128,648 Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land) – (2,387) NAREIT defined FFO* 68,414 226,122 Unrealized foreign currency, derivative and other losses (gains), net – 1,797 Deferred income tax expense (benefit) – (4,812) FFO, as modified by Prologis* 68,414 223,107 Core FFO defined adjustments (2,748) (394) Core FFO* $ 65,666 $ 222,713 Balance Sheet Information At June 30, 2025 Operating properties, before depreciation $ 3,901,709 $ 17,783,487 Accumulated depreciation (878,645) (3,118,635) Properties under development, land and other real estate 192,693 787,406 Other assets 206,951 699,737 Total assets $ 3,422,708 $ 16,151,995 Third-party debt $ 21,324 $ 4,794,996 Other liabilities 89,498 1,110,970 Total liabilities $ 110,822 $ 5,905,966 Weighted average ownership 34.4% 29.0 % Noncontrolling interests investment $ 3,311,886 Investment in and advances to unconsolidated co-investment ventures $ 9,821,442 Investment in and advances to other unconsolidated ventures 796,742 Investment in and advances to unconsolidated entities $ 10,618,184 * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated.

Q2 2025 Supplemental PROLOGIS®

Capitalization overview

ASSETS UNDER MANAGEMENT

dollars in millions


$139,405
$205,028
$205,028
$210,000
$180,000
$150,000
$120,000
$90,000
$60,000
$30,000
$0
Debt
$39,440
Market Equity
$99,965
Investment Capacity $1,393
AUM Strategic Captial $97,887
Investors' share of ventures $64,230
Prologis Share of ventures $32,264
Direct owned and other
$107,141
Total Enterprise Value(A) $139,405
Asia 6.9%
Other Americas 2.3%
Europe 17.7%
U.S.(B) 73.1%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE

dollars in millions


$139,405
$39,440
$99,965
Outside U.S. 16.6%
U.S. Dollar (B) 83.4%
Outside U.S. 55.8%
U.S. Dollar(B) 44.2%
Outside U.S. 4.0%
U.S. Dollar (B) 96.0%
Enterprise Value(A)
Debt
Market Equity

Prologis Share - Debt Metrics(C)		
	June 30, 2025	March 31, 2025
Debt as % of gross Market Capitalization*	27.9%	25.7%
Debt as % of gross real estate assets*	35.6%	34.3%
Secured debt as % of gross real estate assets*	0.5%	0.5%
Unencumbered gross real estate assets to unsecured debt*	272.8%	285.1%
Fixed charge coverage ratio*	6.3x	6.8x
Fixed charge coverage ratio, excluding development gains*	6.0x	6.4x
Debt/Adjusted EBITDA*	5.1x	4.9x
Debt/Adjusted EBITDA, excluding development gains*	5.3x	5.2x
Weighted average interest rate	3.2%	3.2%
Weighted average remaining maturity in years	8.5	8.7
Percentage of floating rate debt	5.2%	5.4%
Credit Ratings at June 30, 2025(D)		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE


Other 7.0%
JPY 9.2%
GBP 7.5%
USD 44.2%
EUR 32.1%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $107.7B

in billions


Other $7.3
CIP & Land $8.4
Operating Properties $92.0

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $105.12 at June 30, 2025. Prologis' stock price was $111.79 at March 31, 2025.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q2 2025 Supplemental PROLOGIS®

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	**Senior Notes**	**Credit Facilities and Commercial Paper[A]**	**Term Loans and Other[B]**	**Secured Mortgage**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**
2025	$ 34,640	$ –	$ 140	$ 178,209	$ 212,989	4.2 %	78 %
2026	1,351,168	–	829,175	47,710	2,228,053	2.8 %	74 %
2027	1,988,466	–	198,823	4,156	2,191,445	2.3 %	93 %
2028	2,619,356	468,040	117,257	3,041	3,207,694	3.1 %	83 %
2029	3,433,648	–	–	3,191	3,436,839	2.7 %	100 %
2030	2,851,831	52,154	34,640	3,345	2,941,970	2.7 %	97 %
2031	2,610,940	–	138,559	17,607	2,767,106	2.8 %	100 %
2032	1,691,351	–	207,838	18,715	1,917,904	1.7 %	100 %
2033	2,912,387	–	180,229	43,236	3,135,852	4.4 %	98 %
2034	3,073,600	–	410,529	–	3,484,129	3.7 %	97 %
2035	2,644,353	–	–	–	2,644,353	3.5 %	100 %
Thereafter	7,065,155	–	–	–	7,065,155	3.5 %	100 %
Subtotal	**$ 32,276,895**	**$ 520,194**	**$ 2,117,190**	**$ 319,210**	**$ 35,233,489**	**3.2 %**	**95 %**
Unamortized net premiums (discounts)	(436,741)	–	–	6,768	(429,973)		
Unamortized finance costs	(134,148)	–	(2,565)	(252)	(136,965)		
Total consolidated debt, net of premiums (discounts)	**$ 31,706,006**	**$ 520,194**	**$ 2,114,625**	**$ 325,726**	**$ 34,666,551**		
Weighted average interest rate	3.2 %	2.9 %	2.0 %	4.3 %	3.2 %		
Weighted average remaining maturity in years	9.2	3.2	4.3	2.6	8.8		

Prologis consolidated debt by local currency

	Senior Notes	**Credit Facilities and Commercial Paper**	**Term Loans and Other**	**Secured Mortgage**	**Total**	**Investment Hedges[C]**	**Total**	**% of Total**
USD	$ 15,559,990	$ –	$ 7,201	$ 152,165	$ 15,719,356	$ (741,612)	$ 14,977,744	43 %
EUR	10,867,701	389,104	236,924	–	11,493,729	–	11,493,729	33 %
GBP	1,875,616	–	–	–	1,875,616	541,612	2,417,228	7 %
JPY	1,699,008	22,863	1,467,016	–	3,188,887	–	3,188,887	9 %
CAD	1,307,762	108,227	146,224	173,561	1,735,774	200,000	1,935,774	6 %
Other	395,929	–	257,260	–	653,189	–	653,189	2 %
Total debt	**$ 31,706,006**	**$ 520,194**	**$ 2,114,625**	**$ 325,726**	**$ 34,666,551**	**$ –**	**$ 34,666,551**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,593,870
Less: Credit facilities borrowings outstanding	520,194
Less: Commercial paper borrowings outstanding[D]	–
Less: Outstanding letters of credit	26,933
Current availability	6,046,743
Cash and cash equivalents	1,066,081
Total liquidity	**$ 7,112,824**

A. The maturities for the 2025 Global Facility ($52 million), 2023 Global Facility ($445 million), and the Yen Revolver ($23 million) are reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($247 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

Q2 2025 Supplemental PROLOGIS®

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated[A]

dollars in thousands	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	**Unsecured**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**	**Unsecured[B]**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**
2025	$ –	$ 5,021	$ 5,021	6.7 %	8 %	$ 104,547	$ 4,152	$ 108,699	5.6 %	1 %
2026	–	796	796	3.6 %	100 %	112,835	70,195	183,030	3.4 %	72 %
2027	975	829	1,804	6.2 %	46 %	253,575	38,289	291,864	3.8 %	76 %
2028	2,208	390	2,598	6.4 %	15 %	483,902	79,209	563,111	4.0 %	69 %
2029	–	410	410	3.4 %	100 %	714,272	4,044	718,316	3.8 %	90 %
2030	–	430	430	3.4 %	100 %	478,205	1,490	479,695	3.0 %	99 %
2031	–	1,861	1,861	3.3 %	100 %	374,807	810	375,617	2.9 %	100 %
2032	–	473	473	3.4 %	100 %	467,911	573	468,484	2.6 %	100 %
2033	–	6,810	6,810	3.4 %	100 %	307,222	41,924	349,146	2.4 %	100 %
2034	–	–	–	–	–	394,793	8,242	403,035	4.5 %	100 %
2035	–	–	–	–	–	422,035	–	422,035	4.6 %	100 %
Thereafter	–	–	–	–	–	460,419	–	460,419	3.9 %	100 %
Subtotal	**$ 3,183**	**$ 17,020**	**$ 20,203**	**4.8 %**	**61 %**	**$ 4,574,523**	**$ 248,928**	**$ 4,823,451**	**3.6 %**	**90 %**
Unamortized net premiums (discounts)	–	1,157	1,157			(12,906)	516	(12,390)		
Unamortized finance costs	–	(36)	(36)			(15,056)	(1,009)	(16,065)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 3,183**	**$ 18,141**	**$ 21,324**			**$ 4,546,561**	**$ 248,435**	**$ 4,794,996**		
Weighted average interest rate	7.3 %	4.4 %	4.8 %			3.6 %	4.0 %	3.6 %		
Weighted average remaining maturity in years	2.7	5.5	6.0			6.3	3.8	6.2		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	**Secured**	**Total**	**% of Total**
USD	$ –	$ 18,141	$ 18,141	85 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	3,183	–	3,183	15 %
Total debt	**$ 3,183**	**$ 18,141**	**$ 21,324**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	**Secured**	**Total**	**Investment Hedges[C]**	**Total**	**% of Total**
USD	$ 2,426,934	$ 63,676	$ 2,490,610	$ –	$ 2,490,610	52 %
EUR	1,493,955	48,594	1,542,549	(391,703)	1,150,846	24 %
GBP	194,389	24,729	219,118	319,577	538,695	11 %
JPY	382,076	49,999	432,075	–	432,075	9 %
CAD	–	–	–	–	–	–
Other	49,207	61,437	110,644	72,126	182,770	4 %
Total debt	**$ 4,546,561**	**$ 248,435**	**$ 4,794,996**	**$ –**	**$4,794,996**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $391 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Q2 2025 Supplemental PROLOGIS®

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	588,626	$ 72,902,284	$ 124	$ 1,234,594	$ 1,234,594	$ 4,938,376	95.3 %
Other Americas	14,167	1,487,285	105	33,391	33,391	133,564	95.0 %
Europe	7,692	1,035,981	135	7,845	7,845	31,380	71.8 %
Asia	4,408	482,575	109	6,069	6,069	24,276	68.5 %
Pro forma adjustments for mid-quarter acquisitions/development completions					1,668	6,672	
Total consolidated operating portfolio	**614,893**	**75,908,125**	**123**	**1,281,899**	**1,283,567**	**5,134,268**	**94.8 %**
Unconsolidated							
U.S.	40,436	4,562,008	113	97,873	97,873	391,492	94.9 %
Other Americas	25,594	1,930,073	75	47,945	47,945	191,780	97.5 %
Europe	75,761	9,596,990	127	136,799	136,799	547,196	95.9 %
Asia	15,412	1,576,222	102	19,020	19,020	76,080	94.3 %
Net Property Management Income					13,349	47,960	
Pro forma adjustments for mid-quarter acquisitions/development completions					122	488	
Total unconsolidated operating portfolio	**157,203**	**17,665,293**	**112**	**301,637**	**315,108**	**1,254,996**	**95.8 %**
Total Operating Portfolio	**772,096**	**$ 93,573,418**	**$ 121**	**$ 1,583,536**	**$ 1,598,675**	**$ 6,389,264**	**95.0 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	3,359	$ 641,490	$ 760,345	$ 226		$ 49,850	3.4 %
Other Americas	2,699	320,809	369,102	137		28,648	16.2 %
Europe	1,778	237,833	270,544	152		15,763	10.3 %
Asia	1,046	171,072	194,444	186		8,672	16.5 %
Properties under development							
U.S.(A)	7,835	1,130,604	2,058,367	263		145,236	
Other Americas	2,131	183,224	280,423	132		21,823	
Europe	2,601	124,248	524,866	202		31,602	
Asia	3,643	103,725	615,659	169		31,284	
Total consolidated development portfolio	**25,092**	**2,913,005**	**5,073,750**	**202**		**332,878**	
Unconsolidated							
U.S.	–	–	–	–		–	
Other Americas	501	13,037	37,454	75		2,819	
Europe	228	43,031	54,229	238		3,030	
Asia	357	3,809	23,058	65		877	
Total unconsolidated development portfolio	**1,086**	**59,877**	**114,741**	**106**		**6,726**	
Total Development Portfolio	**26,178**	**$ 2,972,882**	**$ 5,188,491**	**$ 198**		**$ 339,604**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		1,116,830					
Total Development Portfolio, including est. value creation		**$ 4,089,712**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 1,066,081 Restricted cash 59,154 Accounts receivable, prepaid assets and other tangible assets 1,443,651 Gross book value of other real estate investments and assets held for sale 6,438,351 Value added operating properties 397,629 Prologis receivable from unconsolidated co-investment ventures 348,257 Investments in and advances to other unconsolidated joint ventures 796,742 Total other assets $ 10,549,865 Other liabilities Accounts payable and other current liabilities $ 1,627,999 Deferred income taxes 155,917 Value added tax and other tax liabilities 46,575 Tenant security deposits 429,835 Other liabilities 863,787 Total other liabilities $ 3,124,113 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (88,669) Prologis Share of unconsolidated net tangible other assets (liabilities) $ 381,553 Less: noncontrolling interests share of value added operating properties $ (4,251) Prologis Share of unconsolidated value added operating properties $ 118,194 Land Current book value of land $ 4,826,727 Less: noncontrolling interests share of the current book value of land $ (39,703) Prologis Share of book value of land in unconsolidated co-investment ventures $ 78,981 Strategic Capital / Development Management Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 94,428 $ 377,712 Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 6,232 32,706 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (30,726) (112,724) Fee Related Earnings $ 69,934 $ 297,694 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ (13,437) $ 41,440 Net Promote Income (Expense) (five year average) $ 193,282 Development management revenue (current quarter/trailing twelve months) $ 11,375 $ 36,247 Debt (at par) and Preferred Stock Consolidated debt $ 35,233,489 Noncontrolling interests share of consolidated debt $ (20,203) Prologis Share of unconsolidated co-investment ventures' debt $ 4,823,451 Preferred stock $ 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 950,352 Net Promote Income (Expense) is negative due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Notes and Definitions Prologis Anaheim DC5, Anaheim, California

Notes and Definitions Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market. Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows (in thousands): Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders (“Adjusted EBITDA”), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net earnings. We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of: interest charges, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate (excluding development properties and land), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other items, such as, amortization of stock based compensation and unrealized gains or losses on foreign currency and derivatives. We also include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view our operating performance, analyze our ability to meet interest payment obligations and make quarterly preferred stock dividends on an unleveraged basis before the effects of income tax, depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), that affect comparability. While all items are not infrequent or unusual in nature, these items may result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies. We calculate our Adjusted EBITDA, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our Adjusted EBITDA measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable adjusting items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our Adjusted EBITDA measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods. While we believe Adjusted EBITDA is an important measure, it should not be used alone because it excludes significant components of net earnings, such as our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt and is therefore limited as an analytical tool. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders. Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance. Actual NOI for properties that were contributed or sold during the three-month period is removed. Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield. Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date. Adjusted Cash NOI (Pro forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Rental revenues $ 2,025,332 Rental expenses (487,963) NOI 1,537,369 Net termination fees and adjustments (a) (28,418) Less: actual NOI for Development Portfolio and Other Real Estate Investments and other (60,094) Less: Net Property Management Income (43,070) Less: properties contributed or sold (b) 832 Less: noncontrolling interests share of NOI less termination fees and adjustments (76,137) Prologis Share of adjusted NOI for consolidated Operating Portfolio at June 30, 2025 $ 1,330,482 Straight-line rents (c) (71,681) Free rent (c) 57,257 Amortization of lease intangibles (c) (76,612) Net Property Management Income 43,070 Effect of foreign currency exchange (d) 722 Less: noncontrolling interests (1,339) Second Quarter Adjusted Cash NOI (Actual) $ 1,281,899

Q2 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

Assets Under Management ("AUM") represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Six Months Ended	
	Jun. 30,		Jun. 30,	
in thousands, except per share amount	**2025**	**2024**	**2025**	**2024**
Net earnings				
Net earnings attributable to common stockholders	$ 569,724	$ 859,845	$1,161,225	$1,444,108
Noncontrolling interest attributable to exchangeable limited partnership units	13,936	21,551	28,927	36,516
Adjusted net earnings attributable to common stockholders - Diluted	**$ 583,660**	**$ 881,396**	**$1,190,152**	**$1,480,624**
Weighted average common shares outstanding - Basic	928,476	926,276	927,909	925,812
Incremental weighted average effect on exchange of limited partnership units	22,731	23,224	23,115	23,465
Incremental weighted average effect of equity awards	4,675	3,700	4,577	4,162
Weighted average common shares outstanding - Diluted	**955,882**	**953,200**	**955,601**	**953,439**
Net earnings per share - Basic	**$ 0.61**	**$ 0.93**	**$ 1.25**	**$ 1.56**
Net earnings per share - Diluted	**$ 0.61**	**$ 0.92**	**$ 1.25**	**$ 1.55**

	Three Months Ended		Six Months Ended	
	Jun. 30,		Jun. 30,	
in thousands, except per share amount	**2025**	**2024**	**2025**	**2024**
Core FFO				
Core FFO attributable to common stockholders/ unitholders	$1,395,982	$1,281,287	$2,752,013	$2,503,666
Noncontrolling interest attributable to exchangeable limited partnership units	258	289	552	564
Core FFO attributable to common stockholders/ unitholders - Diluted	**$1,396,240**	**$1,281,576**	**$2,752,565**	**$2,504,230**
Net Promote Income (Expense)	(13,437)	(11,315)	(24,330)	(34,056)
Core FFO attributable to common stockholders/ unitholders, excluding Net Promote Income (Expense) - Diluted	**$1,409,677**	**$1,292,891**	**$2,776,895**	**$2,538,286**
Weighted average common shares outstanding - Basic	928,476	926,276	927,909	925,812
Incremental weighted average effect on exchange of limited partnership units	22,990	23,224	23,383	23,465
Incremental weighted average effect of equity awards	4,675	3,700	4,577	4,162
Weighted average common shares outstanding - Diluted	**956,141**	**953,200**	**955,869**	**953,439**
Core FFO per share - Diluted	**$ 1.46**	**$ 1.34**	**$ 2.88**	**$ 2.63**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.47**	**$ 1.36**	**$ 2.91**	**$ 2.66**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	32.1 %	<60%	24.4 %
Fixed charge coverage ratio	>1.5x	6.8x	>1.5x	8.2x
Secured debt leverage ratio	<40%	0.3 %	<40%	0.2 %
Unencumbered asset to unsecured debt ratio	>150%	281.5 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	795.7 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Notes and Definitions (continued)

Q2 2025 Supplemental

dollars in thousands	Three Months Ended Jun. 30, 2025	Mar. 31, 2025
Debt as a % of gross real estate assets:		
Consolidated debt	$ 34,666,551	$ 32,262,055
Unamortized deferred financing costs and discount, net	566,938	561,363
Consolidated debt (at par)	35,233,489	32,823,418
Noncontrolling interests share of consolidated debt (at par)	(20,203)	(17,319)
Prologis Share of unconsolidated debt (at par)	4,823,451	4,793,740
Total Prologis Share of debt (at par)	40,036,737	37,599,839
Prologis Share of outstanding foreign currency derivatives	33,975	23,186
Consolidated cash and cash equivalents	(1,066,081)	(671,117)
Noncontrolling interests share of consolidated cash and cash equivalents	36,232	30,827
Prologis Share of unconsolidated cash and cash equivalents	(288,518)	(282,094)
Total Prologis Share of debt, net of adjustments	**$ 38,752,345**	**$ 36,700,641**
Consolidated gross investments in real estate	94,332,511	92,741,391
Investments in and advances to other unconsolidated ventures	796,742	813,712
Assets held for sale or contribution	253,331	545,542
Acquired intangible liabilities, net of assets	(941,166)	(1,004,951)
Consolidated gross real estate assets	94,441,418	93,095,694
Noncontrolling interests share of consolidated gross real estate assets	(3,998,202)	(3,984,826)
Prologis Share of unconsolidated gross real estate assets	18,503,202	17,766,557
Total Prologis Share of gross real estate assets	**$ 108,946,418**	**$ 106,877,425**
Debt as a % of gross real estate assets	**35.6 %**	**34.3 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 38,752,345**	**$ 36,700,641**
Total outstanding common stock and limited partnership units	950,352	950,257
Share price at quarter end	$ 105.12	$ 111.79
Total equity capitalization	$ 99,901,002	$ 106,229,230
Total Prologis Share of debt, net of adjustments	38,752,345	36,700,641
Gross Market Capitalization	**$ 138,653,347**	**$ 142,929,871**
Debt as a % of gross Market Capitalization	**27.9 %**	**25.7 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 319,210	$ 311,532
Noncontrolling interests share of consolidated secured debt (at par)	(17,020)	(17,107)
Prologis Share of unconsolidated secured debt (at par)	248,928	244,284
Total Prologis Share of secured debt (at par)	**$ 551,118**	**$ 538,709**
Total Prologis Share of gross real estate assets	**$ 108,946,418**	**$ 106,877,425**
Secured debt as a % of gross real estate assets	**0.5 %**	**0.5 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 93,712,203	$ 92,372,138
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(3,938,535)	(3,925,472)
Prologis Share of unconsolidated unencumbered gross real estate assets	17,951,293	17,229,794
Total Prologis Share of unencumbered gross real estate assets	**$ 107,724,961**	**$ 105,676,460**
Consolidated unsecured debt (at par)	34,914,279	32,511,886
Noncontrolling interests share of consolidated unsecured debt (at par)	(3,183)	(212)
Prologis Share of unconsolidated unsecured debt (at par)	4,574,523	4,549,456
Total Prologis Share of unsecured debt (at par)	**$ 39,485,619**	**$ 37,061,130**
Unencumbered gross real estate assets to unsecured debt	**272.8 %**	**285.1 %**

dollars in thousands	Three Months Ended Jun. 30, 2025	Mar. 31, 2025
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 1,789,332	$ 1,771,436
Adjusted EBITDA-annualized including trailing 12 months of development gains and excluding Net Promote Income (Expense) (b)	$ 7,584,541	$ 7,511,897
Net Promote Income (Expense) for the trailing 12 months	41,440	43,562
Adjusted EBITDA-annualized	$ 7,625,981	$ 7,555,459
Pro forma adjustment annualized	(9,924)	(31,316)
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 7,616,057**	**$ 7,524,143**
Interest expense	$ 251,866	$ 231,751
Amortization and write-off of deferred loan costs	(7,861)	(7,069)
Amortization of debt discount, net	(14,061)	(13,766)
Capitalized interest	26,267	23,361
Preferred stock dividends	1,505	1,452
Noncontrolling interests share of consolidated fixed charges	(431)	(328)
Prologis Share of unconsolidated fixed charges	42,572	42,726
Total Prologis Share of fixed charges	$ 299,857	$ 278,127
Total Prologis Share of fixed charges, annualized	**$ 1,199,428**	**$ 1,112,508**
Fixed charge coverage ratio	**6.3x**	**6.8x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 38,752,345**	**$ 36,700,641**
Adjusted EBITDA-annualized	**$ 7,625,981**	**$ 7,555,459**
Debt to Adjusted EBITDA ratio	**5.1x**	**4.9x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*
b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $369.6 million and $448.8 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, data centers, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At June 30, 2025, total TEI for yards, parking lots, data centers and non-industrial assets was $1.2 billion and $1.1 billion on an Owned and Managed and Prologis Share basis, respectively. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

41

Notes and Definitions (continued)

Q2 2025 Supplemental PROLOGIS

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2025 Expected Completion	2026 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.6%	7.4%	6.9%	6.9%
Other Americas	7.8%	7.6%	7.9%	7.8%
Europe	5.8%	6.8%	5.6%	5.9%
Asia	4.5%	5.8%	4.9%	4.9%
Total	6.4%	7.2%	6.2%	6.5%

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Six Months Ended
	Jun. 30, 2025	
Strategic capital revenues	$ 147,162	$ 288,301
Less: Strategic capital revenue from property management fees	(36,734)	(72,390)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(22,605)	(43,316)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	11,582	23,871
Effect of foreign currency exchange	1,255	2,150
Third-party share of fee related and promote revenue	**$ 100,660**	**$ 198,616**
Less: Promote revenue	—	(61)
Fee related revenue	**$ 100,660**	**$ 198,555**
Less: Strategic capital expenses for asset management fees and transactional fees	(30,726)	
Fee Related Earnings	**$ 69,934**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry, with net earnings as the most directly comparable GAAP measure.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. This measure excludes the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. This measure excludes similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT’s definition, with certain adjustments to calculate FFO, as modified by Prologis, and Core FFO, both as defined below, to reflect our business and execution of our management strategy. While these adjustments are subject to significant fluctuations from period to period, with both positive and negative short-term impacts, the removal of the effects of these items enhances our understanding of the core operating performance of our properties over the long term.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. We use both Core FFO and AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; and (v) evaluate how a specific potential investment will impact our future results.

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjustments on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
ii. current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and
iii. foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

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Notes and Definitions (continued)

Q2 2025 Supplemental PROLOGIS®

Core FFO

To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following:

i. gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
ii. income tax expense related to the sale of investments in real estate;
iii. impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and
iv. gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, and recurring capital expenditures and exclude the following items that we recognize directly in Core FFO:

i. straight-line rents;
ii. amortization of above- and below-market lease intangibles;
iii. amortization of management contracts;
iv. amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and;
v. stock compensation amortization expense.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures for our stockholders, potential investors and financial analysts to understand, we do not use NAREIT's nor our measures of FFO as alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs. These measures should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

in thousands	Three Months Ended Jun. 30, 2025	Three Months Ended Jun. 30, 2024	Six Months Ended Jun. 30, 2025	Six Months Ended Jun. 30, 2024
Building and land development activities	$ 25,115	$ 32,268	$ 55,785	$ 72,027
Operating building improvements and other	15,516	13,045	28,494	28,891
Total capitalized G&A	**$ 40,631**	**$ 45,313**	**$ 84,279**	**$ 100,918**

G&A as a Percent of Assets Under Management (dollars in thousands)	
Adjusted G&A (trailing twelve months):	
Net G&A	$ 422,450
Add: strategic capital expenses (excluding promote expense)	194,094
Less: strategic capital property management expenses	(81,370)
Adjusted G&A	**$ 535,174**
Gross book value at period end (a):	
Operating properties	$ 141,599,187
Development portfolio - TEI	5,660,501
Land portfolio	5,026,621
Other real estate investments and assets held for sale	8,927,643
Total value of assets under management	**$ 161,213,952**
G&A as % of assets under management	**0.33 %**

(a) *This does not represent enterprise value*

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 3.00**	**$ 3.15**
Our share of:		
Depreciation and amortization	3.07	3.10
Net gains on real estate transactions, net of taxes	(0.54)	(0.67)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	0.22	0.22
Core FFO attributable to common stockholders/unitholders	**$ 5.75**	**$ 5.80**
Less: Net Promote Expense (Income)	0.05	0.05
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$ 5.80**	**$ 5.85**

a. *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

43

Q2 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

Income Taxes.

in thousands	Three Months Ended Jun. 30, 2025	Three Months Ended Jun. 30, 2024	Six Months Ended Jun. 30, 2025	Six Months Ended Jun. 30, 2024
Current income tax expense	$ 26,984	$ 32,912	$ 62,549	$ 60,049
Current income tax expense (benefit) on dispositions	739	(24)	1,875	5,305
Total current income tax expense (benefit)	27,723	32,888	64,424	65,354
Deferred income tax expense (benefit)	(4,318)	10,171	2,364	10,505
Total income tax expense (benefit)	**$ 23,405**	**$ 43,059**	**$ 66,788**	**$ 75,859**

Interest Expense.

in thousands	Three Months Ended Jun. 30, 2025	Three Months Ended Jun. 30, 2024	Six Months Ended Jun. 30, 2025	Six Months Ended Jun. 30, 2024
Gross interest expense	$ 256,211	$ 217,179	$ 490,488	$ 422,624
Amortization of debt discounts, net	14,061	13,434	27,827	24,711
Amortization of finance costs	7,861	6,634	14,930	13,401
Interest expense before capitalization	278,133	237,247	533,245	460,736
Capitalized amounts	(26,267)	(28,980)	(49,628)	(59,149)
Interest Expense	**$ 251,866**	**$ 208,267**	**$ 483,617**	**$ 401,587**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the actual costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

44

Q2 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. Prologis Share of NOI excludes termination fees and adjustments and includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Rental Revenues.

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,	
in thousands	**2025**	**2024**	**2025**	**2024**
Rental revenues	$ 1,401,020	$ 1,283,036	$ 2,770,829	$ 2,536,391
Rental recoveries	435,107	422,254	873,503	834,828
Amortization of lease intangibles	85,650	100,605	174,379	202,543
Straight-lined rents	103,555	46,481	193,886	106,272
Rental Revenues	**$ 2,025,332**	**$ 1,852,376**	**$ 4,012,597**	**$ 3,680,034**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates for the same respective spaces. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis.

We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended June 30, 2025 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2024 and owned throughout the same three-month period in both 2024 and 2025.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2024) and properties acquired or disposed of to third parties during the period. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

45

Notes and Definitions (continued)

Q2 2025 Supplemental PROLOGIS®

	Three Months Ended Jun. 30,		
dollars in thousands	2025	2024	Change (%)
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$2,025,332	$1,852,376	
Rental expenses	(487,963)	(445,235)	
Consolidated Property NOI	**$1,537,369**	**$1,407,141**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(217,719)	(117,439)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	893,689	832,222	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(705,623)	(683,251)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,507,716**	**$1,438,673**	**4.8 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	(127,131)	(120,839)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(29,930)	(19,435)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	23,793	12,063	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,374,448**	**$1,310,462**	**4.9 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period and properties acquired or disposed of to third parties during the period. We also exclude one-time items due to early lease terminations, including termination fees received from customers and the write-off of related lease assets and liabilities, that are not indicative of the property's recurring operating performance in order to evaluate the growth or decline in each property's rental revenues. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at June 30, 2025 to the Property NOI for both periods, including the properties contributed during the period. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*

   During the periods presented certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

   We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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